Exhibit 99.1

Contact:	D. Anthony Peay - (804) 632-2112
Executive Vice President/ Chief Financial Officer

Distribute to:	Virginia State/Local News lines, NY Times, AP, Reuters, S&P, Moody’s, Dow
Jones, Investor Relations Service

December 15, 2008	Traded: NASDAQ	Symbol: UBSH

UNION BANKSHARES CORPORATION RECEIVES PRELIMINARY APPROVAL UNDER

TREASURY CAPITAL PURCHASE PROGRAM

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) — Union Bankshares Corporation (the “Company”) (NASDAQ: UBSH—News), the parent company of Union Bank and Trust Company, Northern Neck State Bank, and Rappahannock National Bank, today announced it has received preliminary approval for a $59 million investment from the U. S. Treasury under the Treasury Capital Purchase Program. The program was designed to attract broad participation by healthy financial institutions to expand the flow of credit to consumers and businesses and promote the sustained growth and vitality of the U. S. economy.

Under the program, the Company would issue to the U. S. Treasury up to $59 million of preferred stock and warrants to purchase. The preferred shares would be non-voting and will pay a dividend of 5% annually for the first five years after issuance and 9% annually thereafter, unless redeemed. Additionally, the Treasury will receive warrants, with a term of 10 years, on approximately $9 million of the Company’s common stock. The Treasury’s term sheet with additional detail about the Capital Purchase Program is available on the Treasury’s website at www.treas.gov/initiatives/eesa. Although the Company currently intends to participate in the program and expects closing to occur prior to December 31, 2008, it will continue to monitor and evaluate any additional governmental requirements that may diminish the value of, or unduly burden, participation in the program.

“We are pleased to participate in this program, which has been intentionally designed to stabilize our financial markets and provide an additional margin of strength to institutions that are best positioned to overcome the current economic climate. While each of our banks is well capitalized above regulatory guidelines, this additional capital will further strengthen our already strong position. It will allow us to provide much needed credit to consumers and businesses in our markets, as well as the flexibility to evaluate future opportunities that may arise,” said G. William Beale, President and Chief Executive Officer of Union Bankshares Corporation. “We fully intend to use this additional capital in a manner that best serves the communities and financial markets we serve.”

The final approval of the Treasury and closing of the transaction is subject to the Treasury’s standard terms, closing conditions and documentation.

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ABOUT UNION BANKSHARES CORPORATION

Union Bankshares Corporation is one of the largest community banking organizations based in Virginia, providing full service banking to the Northern, Central, Rappahannock, Tidewater and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank and Trust Company (43 locations in the counties of Albemarle, Caroline, Chesterfield, Fairfax, Fluvanna, Hanover, Henrico, King George, King William, Nelson, Spotsylvania, Stafford, Westmoreland and the cities of Fredericksburg, Charlottesville, Williamsburg, Newport News, and Grafton); Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster); Rappahannock National Bank (7 locations in Washington, Front Royal, Middleburg, Warrenton, and Winchester). Union Bank and Trust Company also operates a loan production office in Manassas. Union Investment Services, Inc. provides full brokerage services; Union Mortgage Group, Inc. provides a full line of mortgage products; and Union Insurance Group, LLC offers various lines of insurance products.

Additional information is available on the Company’s website at www.ubsh.com. The shares of the Company are traded on the NASDAQ Global Select Market under the symbol “UBSH.”

FORWARD-LOOKING STATEMENTS

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate” or other statements concerning opinions or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in: general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, technology, and consumer spending and savings habits. The Company does not update any forward-looking statements that may be made from time to time by or on behalf of the Company.

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